Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



As independent public accountants, we hereby consent to the use of our report on Consumers Water Company dated February 18, 1999 (except with respect to the matter discussed in Note 12, as to which the date is March 10, 1999) included in this Form 8-K.






Arthur Andersen LLP
Boston, Massachusetts
May 3, 1999